REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Wells Fargo Funds Trust:

In planning and performing our audits of the financial statements of the California Tax Free Money Market Fund, California Tax-Free Money Market Trust, Cash Investment Money Market Fund, Dow Jones Target Today Fund (formerly Outlook Today), Dow Jones Target 2010 Fund (formerly Outlook 2010), Dow Jones Target 2020 Fund (formerly Outlook 2020), Dow Jones Target 2030 Fund (formerly Outlook
2030), Dow Jones Target 2040 Fund (formerly Outlook 2040), Government Money Market Fund, Heritage Money Market Fund, Life Stage - Aggressive Portfolio, Life Stage - Conservative Portfolio, Life Stage - Moderate Portfolio, Liquidity Reserve Money Market Fund, Minnesota Money Market Fund, Money Market Fund, Money Market Trust, Municipal Money Market Fund, National Tax-Free Money Market Fund, National Tax-Free Money Market Trust, Overland Express Sweep Fund, Prime Investment Money Market Fund, Treasury Plus Money Market Fund, and 100% Treasury Money Market Fund (collectively the "Funds"), twenty-four of the funds comprising the Wells Fargo Funds Trust, each a series of Wells Fargo Funds Trust, for the year ended February 28, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weakness under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in Funds' internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be a material weakness as defined above as of February 28, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 20, 2007